  EXHIBIT 99.1

Upexi Provides Corporate Update

Clearwater, FL, August 17, 2023 (ACCESSWIRE) – Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today is providing shareholders with a corporate update and is increasing previously announced revenue guidance for full year 2023 to exceed $100 million. Management will be providing shareholders with a specific revenue guidance range during its fiscal 2023 financial results conference call in mid to late-September.

Upexi CEO Allan Marshall stated, “We continue to execute and grow our business segments including Vitamedica, Tytan Tiles, and Lucky Tail. Management remains confident in its ability to exceed previously announced 2023 guidance. As the Company’s current valuation does not, in managements’ opinion, reflect the underlying value of our current assets, management and the Board will explore all options to recognize short- and long-term value for shareholders.”

Mr. Marshall further commented, “The Company intends to make an investment in the core business segment which includes our White and Private label businesses. We anticipate that the foregoing business segment will increase our overall revenues and contribute to our overall Adjusted EBITDA. We intend to operate and look to grow this segment of the business as we have done successfully in the past, while continuing to seek strategic options for sale and value creation.”

About Upexi, Inc.:

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

2